SETTLEMENT AGREEMENT AND MUTUAL RELEASE

WHEREAS, New Millennium Capital Partners II, LLC (“NMCP”), AJW Offshore, Ltd.  (“AJWO”), AJW Qualified Partners, LLC (“AJWQP”) and AJW Partners, LLC (“AJWP”) entered into a Securities Purchase Agreement with Positron Corporation (“POSC”) on or about May 23, 2006; and

WHEREAS, pursuant to the Securities Purchase Agreement, NMCP, AJWO, AJWQP and AJWP each purchased Callable Secured Convertible Notes (“the Note(s)”) from POSC, and POSC also issued Notes in lieu of interest which Notes are now held by AJWP, AJWO, AJWQ, AJW Master Fund, Ltd. (“AJWM”), AJW Partners II, LLC (“AJWP2”), AJW Offshore II, Ltd. (“AJWO2”), AJW Qualified Partners II, LLC (“AJWQ2”); New Millennium Capital Partners III, LLC (“NMCP3”), and AJW Master Fund II, Ltd. (“AJWM2”); the foregoing holders and NMCP are referenced to herein as “Plaintiffs;” and

WHEREAS, pursuant to the Securities Purchase Agreement, Plaintiffs now hold warrants (“the Warrant(s)”) from POSC which Warrants entitle Plaintiffs to purchase common stock of POSC at specified exercise prices; and

WHEREAS, Plaintiffs commenced an action in the Supreme Court of New York, New York County, against POSC, Index No. 602154/2009 (the “Action”); and

WHEREAS, the parties to the Action are now desirous of resolving their differences without further litigation;

IT IS HEREBY AGREED, by and between the parties hereto, for good and valuable consideration, as of the 28th day of July 2010, as follows:

1.      Upon execution of this Settlement Agreement:

A.           POSC shall deliver to Plaintiffs, in full settlement of this matter and in full satisfaction of the Notes: (i) the sum of one million dollars ($1,000,000), by wire transfer to the account designated in Exhibit B hereto and (ii) eight million five hundred thousand (8,500,000) shares of POSC common stock, which shall be free of all restrictive legends, as follows:

	Shares	Percentage
Penson Financial Services FBO AJW Partners, LLC	29,511	0.35%
Penson Financial Services FBO AJW Partners II, LLC	838,477	9.86%
Penson Financial Services FBO AJW Masters Fund, LTD	1,616,059	19.01%
Penson Financial Services FBO AJW Masters Fund II, LTD	5,903,991	69.46%
Penson Financial Services FBO New Millennium Capital Partners III, LLC	111,962	1.32%
	8,500,000	100%

B.           The parties shall execute the Stipulation of Discontinuance annexed as Exhibit A, which shall be filed with the Court by either party.

C.           Plaintiffs shall provide to POSC executed UCC-3 terminations, terminating plaintiffs’ security interests with respect to POSC.

2.      POSC’s Warranties and Covenants.  POSC represents, warrants, covenants and agrees that:

A.          All shares of POSC stock delivered to Plaintiffs are fully paid and validly issued, and are transferred free and clear of all liens, claims or encumbrances.

B.           The Warrants are valid and binding obligations, exercisable by Plaintiffs in accordance with their terms and conditions.

C.           All shares of POSC stock delivered to Plaintiffs are freely tradeable and issued as conversions under the Notes.

3.      Plaintiffs’ Representations and Covenants.  Plaintiffs represent, warrant, covenant and agree that:

A.          They own the Notes free and clear of all liens, claims or encumbrances.

B.           The consideration in paragraph 1 constitutes payment in full of the Notes, including any fees or penalties due under the Notes.

4.      Publicity, Confidentiality.  No party hereto, nor any of his or its respective Affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) or representatives, shall issue any other press release or other publicly available document or make any public statement, grant any interviews with the press or any other persons, or otherwise make any public statements concerning the Action or the Agreement, except that Plaintiffs and POSC shall issue a press release only indicating the matter has been settled simultaneously with the Closing and no party shall issue or make statements inconsistent with the Press Release.  Notwithstanding any provisions of this Agreement to the contrary, no provision of this agreement shall prohibit any party from (a) filing any documents required by the Securities and Exchange Commission (the “SEC”) or applicable state securities agencies or making any other public disclosure required by the federal or state securities law, provided that the content of any document so filed does not violate any of the other terms and conditions of this Agreement unless such content constitutes disclosure required by any securities laws or rules or regulations promulgated from time to time by the SEC or applicable state securities agencies, (b) filing any documents or disclosing any information required to be filed or disclosed pursuant to the Internal Revenue Code of 1986, as amended, the rules and regulations thereunder, any applicable state or local tax code, or the rules and regulations under such state or local code, (c) responding to any legal subpoena or other judicially enforceable written request from any court or governmental agency of competent jurisdiction and testifying truthfully pursuant to such subpoena or other request, (d) enforcing any rights of such party under this Agreement, (e) communication with actual or prospective clients or their representatives about the settlement in a non-disparaging manner and any public disclosure permitted hereunder.  In the event that POSC determines to make any SEC filing regarding this settlement, it shall provide a draft of the disclosure to Plaintiffs at least 24 hours before filing.  In the event any party receives any legal subpoena or other judicially enforceable written request from any court or governmental agency of competent jurisdiction concerning any matter covered in this Agreement, the party receiving such subpoena or written request shall promptly notify all other parties hereto.  A party shall not produce or disclose any material until it notifies the other parties’ counsel and counsel responds within 72 hours to allow the other parties to seek relief from such subpoena or other written request.  In all events in which a party can practically do so without risking contempt or similar sanctions, such party shall provide the other parties with at least seven business days’ notice of such subpoena or written request.

5.      Negative Remarks.

A.          POSC shall not, and shall cause its agents or representatives not to, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether oral, in writing, electronically transferred or otherwise, that might reasonably be construed to be derogatory or critical or, or negative toward Plaintiffs, the NIR Group, Corey Ribotsky, or any of Plaintiff’s managers, or employees (the “NIR parties”), or to malign, harm, disparage, defame or damage their reputation or their good name.

B.          Plaintiffs, the NIR Group, and Corey Ribotsky, shall not, and shall cause their agents or representative not to, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize, or otherwise communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether oral, in writing, electronically transferred or otherwise, that might reasonably be construed to be derogatory or critical or, or negative toward, POSC, or any of POSC’s directors or executives (the “POSC Parties”), or to malign, harm, disparage, defame or damage the reputation or good name of any of POSC Parties.

C.           The provisions of this Section 6 shall not apply to the individual parties’ confidential communications with their spouses, or to any of the parties’ confidential communications with the legal and financial advisors, nor shall it prohibit any of the parties from taking any action permitted under the provisions of Section 5.

6.      POSC’s Release.  POSC hereby irrevocably, fully, and finally, without further word, deed, action, execution, or further documentation, releases and discharges Plaintiffs, their past and present officers, directors, employees, managers, and representatives (“Plaintiff Releasees”), from any and all actions, causes of action, suits, debts, accounts, covenants, contracts, agreements, promises, damages, judgments, claims, and demands whatsoever, in law or equity, known or unknown which it, its successors and assigns now have or hereinafter may have against Plaintiff Releasees, from the beginning of time up to and including the date of this Agreement, PROVIDED, HOWEVER, that nothing in this release shall limit or affect POSC’s rights to enforce this Agreement.

7.      Plaintiffs’ Release.  Plaintiffs hereby irrevocably, fully, and finally, without further word, deed, action, execution, or further documentation, release and discharge POSC and its past and present officers, directors, employees, managers, heirs, and representatives (“POSC Releasees”), from any and all actions, causes of action, suits, debts, accounts, covenants, contracts, agreements, promises, damages, judgments, claims, and demands whatsoever, in law or equity, known or unknown which they, their successors and assigns now have or hereinafter may have against POSC Releasees, from the beginning of time up to and including the date of this Agreement, PROVIDED, HOWEVER, that nothing in this release shall limit or affect Plaintiffs’ rights to enforce this Agreement.

8.      Satisfaction.  Plaintiffs hereby certify that the Notes are satisfied as of the date hereof and there are no sums of principal or interest due and owing and that the Notes are hereby forever discharged and that the Securities Purchase Agreement and the Notes are hereby terminated and POSC shall have no further obligation to the Plaintiffs for the obligations and provisions set forth therein except for those set forth in the Warrants.

9.      Attorney Advice.  Each of the Parties warrant and represent that in executing this Agreement, such Party has relied on legal advice from the attorney of its choice, that the terms of this Settlement Agreement and Mutual Release and its consequences have been completely read and explained to such Party by that attorney, and that such Party fully understands the terms of this Agreement.

10.     No Representations.  Each of the Parties acknowledge and represent that, in executing this Agreement, such Party has not relied on any inducements, promises, or representations made by any Party or any party representing or serving such Party, unless expressly set forth in a written agreement.

11.     Disputed Claim.  This Agreement pertains to a disputed claim and does not constitute an admission of liability or wrongdoing by any Party for any purpose.

12.     Covenant Re Assignment.  The Parties represent and warrant that it/they are the sole and lawful owner of all right, title and interest in and to every claim and other matter which each purports to release herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm, association, corporation or other entity, any right, title or interest in any such claim or other matter.  In the event that such representation is false, and any such claim or matter is asserted against any party hereto (and/or the successor of such party) by any party or entity who is the assignee or transferee of such claim or matter, the Party shall fully indemnify, defend and hold harmless the party against who such claim or matter is asserted (and its successors) from and against such claim or matter and from all actual costs, demands, fees, expenses, liabilities, and damages which that party (and/or its successors) incurs as a result of the assertion of such claim or matter.  It is the intention of the Parties that this indemnity does not require payment as a condition precedent to recovery by a party under this indemnity.

13.     Covenant Re Authority to Bind Parties.  Each party executing this Agreement represents and warrants to the other parties that the individual executing this Agreement on behalf of each party has the power and authority to execute this Agreement and to bind the party to the terms and conditions of this Agreement by executing this Agreement.

14.     Survival of Warranties.  The representations and warranties contained in this Agreement are deemed to and do survive the execution hereof.

15.     Modifications.  This Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement subscribed by all of the parties to be charged with such modification.

16.     Agreement Binding on Successors.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective partners, employees, agents, servants, heirs, administrators, executors, successors, representatives and assigns.  The parties agree to execute all documents necessary to effectuate this transaction.

17.     Attorney’s Fees.  All parties hereto agree to pay their own costs and attorneys’ fees except as follows:

A.           In the event of any action, suit or other proceeding instituted to remedy, prevent or obtain relief from a breach of this Agreement, arising out of a breach of this Agreement, involving claims within the scope of the releases contained in this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing party shall recover all of such party’s attorneys’ fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

B.           As used herein, attorneys’ fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

18.     Notices.  All notices shall be sent by overnight courier and by e-mail to the addresses designated below and shall be deemed received on the date of transmission.

If to Plaintiffs or Escrow Agent to:	Corey Ribotsky
N.I.R. Group
1044 Northern Boulevard, Suite 302
Roslyn, NY 11576
cribotsky@nirgroup.com

with a copy to:	Thomas J. Fleming
Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
tfleming@olshanlaw.com

If to POSC:	Patrick Rooney
Positron Corporation
7715 Loma Ct.
Fisher, IN 046038

with a copy to:	Peter Campitiello
Tarter Krinsky & Drogin LLP
1350 Broadway
New York, NY 10018
pcampitiello @tarterkrinsky.com

19.     Forum.  All parties consent to the exclusive jurisdiction of the federal or state courts located in New York County, New York in connection with any dispute relating to this Agreement; all parties further agree to accept service of process by overnight courier in any such suit, to waive any defense based upon an inconvenient forum, and to waive any right to a trial by jury.

20.     Counterparts and Facsimile Execution.  This Agreement may be executed in one or more counterparts or by facsimile, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto, agreeing to be bound hereby, execute this Agreement upon the date first set forth above.

NEW MILLENNIUM CAPITAL PARTNERS II, LLC

By:
Name:
Title:

AJW PARTNERS, LLC

By:
Name:
Title:

AJW OFFSHORE, LTD.

By:
Name:
Title:

AJW QUALIFIED PARTNERS, LLC.

By:
Name:
Title:

AJW MASTER FUND, LTD.

By:
Name:
Title:

AJW PARTNERS II, LLC

By:
Name:
Title:

AJW OFFSHORE II, LTD.

By:
Name:
Title:

AJW QUALIFIED PARTNERS II, LLC

By:
Name:
Title:

NEW MILLENNIUM CAPITAL PARTNERS III, LLC

By:
Name:
Title:

AJW MASTER FUND II, LTD.

By:
Name:
Title:

POSITRON CORPORATION

By:
Name:
Title: